Exhibit 99.1

FIRST UNITED CORPORATION

2023 Annual Meeting of Shareholders’ Presentation

May 11, 2023

JOHN MCCULLOUGH

Slide 2: Welcome and Introduction

CARISSA RODEHEAVER

Slide 3: Management Presentation

Thank you, John. Good morning fellow shareholders, and welcome to First United’s 2023 Shareholders’ Meeting. I appreciate your attendance and your support over the last year.

Slide 4: Forward Looking Statements

Before we begin our presentation, I would like to direct your attention to the Forward-Looking statements disclosure, which is displayed on the screen for your review.

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Slide 5: Fed Funds Rate

The distinguishing topic in 2022 and so far in 2023 has been the rapid increase in interest rates. To fight inflation, the Federal Reserve sharply raised rates, a total of ten times since March of 2022, resulting in a cumulative increase of 5.00%. Rate hikes of this magnitude have not been seen since 1980. Accompanying the rapidly rising rate environment, the stock markets have been volatile and bond prices in most investment portfolios have sharply declined. This has led to challenges and disruption in the financial industry that have continued into 2023.

Slide 6: Banking Industry Disruption

As rates climbed in 2022 and inflation rose, many businesses and consumers saw their dollar get squeezed and were forced to dip into savings and the deposits that had built up over the last few years. The spending increase, as well as the competition for deposits, both inside and outside the banking industry, had a negative impact on the levels of bank deposits. Add to that deposit concentrations in technology and cryptocurrency, lack of liquidity and interest rate risk mismatches and the result is the closure of two of the nation’s largest regional banks. These closures caused heightened fear regarding the safety of deposits in the banking system. To calm these fears, the FDIC stepped in and insured 100% of the deposits at the failed banks and created the Bank Term Funding Program to provide additional access to liquidity for all qualifying banks. More bank disruption followed over the next few weeks as a couple of other banks were sold due to their impending problems. It is very important to note that these banks had very different banking models than most community banks, including First United Bank & Trust.

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Slide 7: First United Corporation Remains Strong

I can assure you today that the banking industry is strong and more importantly, First United remains strong and well-capitalized. We do not have concentrations in our customer base, we have a low percentage of uninsured/uncollateralized deposits, and we have ample access to liquidity. Although we did take steps to conservatively add a safety net of cash to our balance sheet following the market turmoil in March, we are actively monitoring the situation and for us it remains business as usual. It is also very important to note that the Board and management team have established a foundation of risk oversight and risk management that serve as a bedrock against the type of economic and market volatility we have seen over the past year.

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Now for the positive news. Despite the unusual and volatile economic environment, your Company was able to post another year of record earnings in 2022. Today, I will review the results of 2022 and discuss the start of 2023. We will review our stock performance, our strong capital position, and our risk management practices. Finally, I will share our perspective on what lies ahead and the strategic direction of First United Corporation.

Slide 8: 2022 Financial Performance

Our balance sheet grew to $1.85 billion at December 31, 2022. Total assets increased by $118.3 million or 6.8% as compared to December 31, 2021, driven by strong commercial loan growth. We recorded $25.0 million in net income and $3.76 diluted earnings per share. This resulted in a 1.39% return on average assets and a 19.94% return on average tangible common equity. The net interest margin increased from 3.28% in 2021 to 3.56% in 2022. This was driven by our ability to lag the market on deposit rates while increasing pricing on loans. Net interest income, on a non-GAAP, fully tax equivalent basis increased by 9.5% for the year ended December 31, 2022 compared to the year ended December 31, 2021, driven by stable interest income and a 16% decrease in interest expense.

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Asset quality remained strong, and we continued to experience low charged-off loans. Fee income continued to provide diversification to our income sources driven by increasing debit card income and solid sales in our wealth department despite the volatile stock and bond markets mentioned earlier. Expense control and operational efficiencies were top of mind as we saw our efficiency ratio drop to 56.40% in 2022.

Slide 9: Purpose-Driven Culture

As part of our long-term approach to performance, we believe it is essential to continuously invest in the stakeholders that drive our business forward. Our purpose is to enrich the lives of our associates, customers, communities and shareholders through our vision of providing uncommon service and customized financial solutions. We recognize the importance of investing in our most important asset, our associates, who are key drivers of our financial performance. Because of the strong financial performance during 2022, we focused on expressing our gratitude to our employees in several ways, including the opportunity for our associates to travel with their families to a local amusement park for a day of fun and camaraderie, special home deliveries during the year-end holiday season, and bonuses to recognize performance. Importantly, we offered every associate the opportunity to join you as shareholders of First United through the grant of stock to all who chose to participate. We believe this strengthens our alignment with you, our shareholders, and encourages a long-term approach to outstanding financial performance.

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Every day, we embrace our “My Bank” values to help build vibrant communities where people can lead healthier and happier lives in a better, safer place to live, work and play. We are passionate about giving back and serving as a partner in each of the communities we serve. This is not limited to delivering innovative financial products and services but extends to meaningful financial partnerships and volunteerism. As we announced last year, we created the First United Community Dreams Foundation and we are delighted to inform you that, in 2022, the Foundation and the Bank, collectively, provided financial grants and donations that exceeded $343,000. These funds supported financial literacy programs, affordable housing, healthy and active families, the arts, and cultural programs as well as fostering vibrant and equitable neighborhoods. We are proud to help make a lasting difference and are committed to helping our communities strive for a healthier, happier, and safer tomorrow.

Our investment in our associates, customers, and communities contributed to our ability to grow earnings to record levels in 2022. This in turn allowed us to give back to you, our shareholders. Late last year, we increased your quarterly dividend by 20% from $0.15 per share to $0.18 per share, payable in the first quarter of 2023. Just last month, your board of directors approved another 11% increase to $0.20 per share for the dividend that was paid this quarter.

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Slide 10: First Quarter 2023 Financial Performance

As 2022 progressed, we found the rising rates and competitive markets putting pressure on our deposit portfolio and management became laser focused on interest rate management. Earnings for the first quarter of 2023, released on April 24, 2023, reflected the more challenging markets. We reported a solid quarter, with $4.4 million in earnings, $0.65 diluted earnings per share, a 0.94% annualized return on average assets and 12.95% annualized return on average tangible common equity. Our net interest income remained strong, growing 8.6% when compared to the same quarter in 2022, although we did experience a slight decrease in margin to 3.53%. This was due primarily to increasing deposit expense. Assets increased by $89 million due to the increased liquidity that we brought on-balance sheet. Asset quality remained steady, but we did proactively increase our allowance for credit losses due to the adoption of the Current Expected Credit Loss methodology, or CECL, on January 1, 2023 and to provide for the volatility in the interest rate environment and its potential impact on our borrowers.

Our fee income continued to be a strong contributor to earnings during the first quarter, driven by our trust and brokerage services which contributed 52% of our other income. Assets under management in the wealth department dipped slightly during the quarter to $1.4 billion due to the volatile stock markets and declining bond market values, negatively impacting the level of fees collected for the quarter. This fee-based business provides stable growth and a diversified revenue stream to our core net income. Our efficiency ratio rose for the quarter, impacted by higher deposit expenses, lower trust and brokerage revenue and increased costs related to higher claims in our health insurance plan.

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Slide 11: Generating Reliable Growth

To get a better look at core income before any release or expense associated with the allowance for credit losses or CECL, we review our pre-provision net revenue. This amount represents our net income before tax, adjusted for any one-time items. In addition, we adjust the net income for any provision expense or credit. After these adjustments, core income for 2022 was $32.5 million, representing a 6% increase over 2021. 2023 also started positively, despite the challenging economic and financial landscape, with pre-provision net revenue of $6.3 million for the quarter ended March 31, 2023.

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Our loan portfolio experienced an 11% increase in in 2022. This robust loan growth was driven by strong commercial production. Mortgage production slowed in 2022 as compared to 2021 as refinancing slowed due to the rising interest rates. As we entered 2023, we did feel the impact of the Federal Reserve’s thrust to slow the economy as we recorded minimal net loan growth of $9.6 million during the first quarter. However, both our commercial and mortgage pipelines were solid as we moved into the second quarter of this year.

Our industry leading deposit franchise experienced growth of $101.4 million in 2022. Due to the competitive deposit landscape and the impact of inflation, we experienced deposit outflow in January of 2023 but this seemed to stabilize as we entered the latter part of the first quarter. Organic deposit declines from early in the first quarter were offset as we made the decision to increase our cash levels. Approximately $60.0 million of brokered certificates of deposit and $80.0 million of Federal Home Loan Bank borrowings were added to the books in March 2023 given the market disruption from the closures of the banks in mid-March. Our deposits have remained stable despite the industry disruption since mid-March.

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Slide 12: Solid Profitability

The increasing net interest income, solid other operating income and focused expense control resulted in a banner year for our Company. As mentioned earlier, our core return on average assets rose to 1.39% and we provided our shareholders a 19.94% return on average tangible common equity in 2022. Net income was down in the first quarter of 2023 when compared to the linked quarter in 2022 as we added liquidity and saw deposit expense increase significantly, we conservatively increased our credit loss provision, and we experienced unusually high healthcare costs for our associates. This resulted in a lower return on average assets and return on average tangible common equity of 0.94% and 12.95%, respectively. While we believe the higher costs for deposits will continue throughout 2023, causing contraction to our net interest margin, we have initiatives in place to lower expenses.

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Slide 13: Total Shareholder Return

As mentioned earlier, your board of directors increased the quarterly dividend from $0.15 per share in 2022 to its current $0.20 per share as announced last month. While banking stocks have been significantly impacted by the disruption in the markets described earlier, our total shareholder return, which includes both share price appreciation and reinvested dividends, outperformed the S&P Bank Index over both the one- and five-year periods as shown in this chart. Our performance was also comparable to our peers. The entire banking industry has been impacted by the widely publicized bank closures and the resulting insecurity felt by the general public.  This has been reflected in the stock prices of most banks over the past couple of months, despite the strong fundamentals underlying the industry. Our stock has not been immune to this downward movement in stock price. However, if we were to look at the period ended February 28, 2023, prior to the negative banking events in March, First United Corporation outperformed the S&P Bank Index over the five-year period with a total return for our Company of 30.79% as compared to 19.02% for the S&P Bank Index

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Slide 14: Prudent Capital and Risk Management

Our strategy is built on the belief that risk drives strategy. Underlying all our strategic priorities is strong enterprise risk management, overseen by our qualified and capable board of directors. Our approach to capital is conservative. As can be seen on this slide, we continue to maintain strong capital ratios, in excess of the regulatory well-capitalized levels in order to protect against the risks inherent in our industry.

Slide 15: Tangible Capital Positions

As a result of our prudent capital management and positive earnings, our tangible book value per share has grown by 30% over the last five years and our tangible common equity ratio remains sound at 7.30%, despite the impact of rising interest rates and the resulting unrealized losses included in tangible equity. This strong capital position and increasing profitability has allowed us to successfully raise the dividend for our shareholders. While our board of directors is favorable to repurchasing our stock, we are prudently waiting for the markets to settle from the recent turmoil. We understand the importance of growth to our future, and we are actively exploring other investments of our capital to increase shareholder value. All the while ensuring that our capital supports our organic growth and provides insurance against the risks inherent in our industry and environment.

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Slide 16: Risk Management

Risk management has and always will underly all our strategic priorities. Our management team has actively managed the balance sheet concentrations, diversification and credit quality of our loan and investment portfolios, monitored our interest rate sensitivity and maintained a strong liquidity position. We have conservatively added to our allowance for credit losses to protect against the impact of the rising rate environment on our borrowers. Monitoring fraud and cyber-security risk are always top-of-mind as we are committed to providing a safe and secure banking platform for our customers, particularly in light of increased usage of technology. We actively stress test each of these areas of risk and utilize independent third parties to test and verify our systems and controls. Risk management has moved to the forefront of industry discussions over the past couple of months. I am proud to say that it has been at the forefront of First United’s conversations for many years! I hope that you take comfort in knowing that our management team and Board take enterprise risk management very seriously and it is a huge component of our culture. Our professional and well-informed associates once again provided peace of mind to our customers, assuring them of our risk controls, the safety of their deposits and assisting them through the market fears since mid-March. We continue to believe this customer-centric focus will allow us to continue to build customer loyalty and increased long-term shareholder value.

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Slide 17: Strategic Pillars & Key Objectives

Our 2023 strategic plan remains focused on continuing to build our human talent through effective recruitment strategies and the continual professional and personal development of our associates. We also have robust plans in place to leverage the data and analytics that we have available on our lines of business, customers and products to further enhance our marketing efforts to grow our customer relationships. We are continuing to implement technology to improve operating efficiencies and communication both internally and externally. We have plans to optimize our retail network and to further penetrate our existing markets and expand into new markets. We are continuing to engage with new and existing investors to diversify the shareholder mix with the hopes of providing additional liquidity to our stock. While the last few months have shaken our industry, required a shifting of our priorities and attention and have required that we exercise flexibility in executing our strategy, we have not lost sight of the need to continue moving our Company forward, building on our core strengths.

Slide 18: Investor Relations

Your senior management team and Board are routinely engaging with shareholders and prospective investors, as well as continuing our involvement in our local communities. If you have any questions, at any time, on any topic, feel free to reach out to one of our management team or directors. These engagements are invaluable to us, and we are using the constructive feedback provided to enhance our performance and our governance profile.

Slide 19: My Bank Values

As a community bank, our model focuses on serving our local consumers, business owners, families and friends across diverse geographies and industries. We fulfill our purpose of enriching the lives of our associates, customers, communities and shareholders through our vision of providing uncommon service and customized financial solutions. We do this by building a culture of helpfulness, one that yields to the needs of our customers and adapts solutions and builds trust through our associates who are knowledgeable and passionate about building personal relationships. That is what community banking is all about and that is what differentiates us from other regional and national banks.

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Slide 20: Our Dedicated Management Team

On behalf of the Board, I would like to thank the management team and all our associates for your dedication and strong commitment to our customers, communities and shareholders. We sincerely appreciate each of you for your dedication and loyalty to our Company.

Slide 21: Board of Directors

As mentioned previously, our board of directors provides strong oversight and spends countless hours overseeing the strategies of the Bank, ensuring strong enterprise risk management and supporting management in setting targets and financial goals to build long-term shareholder value. I thank each of our Board members for their guidance and the leadership they provide to First United Corporation.

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Slide 22: John McCullough

This year, our Lead Independent Director, Mr. John McCullough, who was elected to the Boards of First United Corporation and First United Bank & Trust in 2004, and subsequently appointed to the position of Lead Independent Director in 2014, will retire later this month. Throughout Director McCullough’s service, the Boards have benefited from his vast knowledge of the banking industry, his financial, audit and accounting expertise and his understanding and experience with publicly traded companies. He has provided strategic leadership through both volatile and contracting markets as well as through times of economic expansion. Director McCullough has demonstrated professionalism, dedication, and a deep commitment to carrying out his fiduciary responsibility to First United shareholders. He has been a proponent of community banking and the role our bank plays in the prosperity and growth of our surrounding communities. Throughout his tenure with First United, he has been a highly respected and fully engaged director and has earned the admiration and respect of the associates, management team and fellow board members. We will miss him, but we wish him all the best in his retirement. John, thank you for your service! The Nominating and Governance Committee will make their recommendation for the new Lead Independent Director to the Board of Directors at our reorganization meeting later this month.

Slide 23: Thank You

The Board, management team and associates thank you for your attendance today and your investment and confidence in First United Corporation!

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MyBank.com Annual Shareholders’ Meeting May 11, 2023

2 John McCullough Lead Independent Director Welcome and Introduction

3 Carissa Rodeheaver President, Chief Executive Officer, and Chairman of the Board Management Presentation

4 Forward looking statements This presentation contains forward - looking statements as defined by the Private Securities Litigation Reform Act of 1995 . Forward - looking statements do not represent historical facts, but are statements about management's beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives . These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions . Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true . The beliefs, plans and objectives on which forward - looking statements are based involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward - looking statements . For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission entitled "Risk Factors . Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties . Actual results could be materially different from management’s expectations . This presentation should be read in conjunction with our Annual Report on Form 10 - K, as amended, for the year ended December 31 , 2022 , including the sections of the report entitled “Risk Factors”, as well as the reports and other documents that we subsequently file with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www . sec . gov or at our website at www . mybank . com . Except as required by law, we do not intend to publish updates or revisions of any forward - looking statements we make to reflect new information, future events or otherwise .

Fed Funds Rate 2022 to Present 5

Banking Industry Disruption 6 ▪ Run on deposits at Silicon Valley and Signature Banks ▪ Negative social media and electronic access to funds fuel the deposit runs and create panic in the markets ▪ Failure of Silicon Valley and Signature Banks - March 2023 ▪ FDIC provides unlimited deposit insurance for two failed banks ▪ FDIC establishes Bank Term Funding Program ▪ Sale of Credit Suisse and First Republic Banks ▪ Continued negative media coverage of banking industry ▪ Difficulty discerning truths from exaggerations Social media and instant information fuel depositor fears.

First United Corporation Remains Strong 7 ▪ Board and management risk oversight ▪ High levels of excess capital ▪ Only 29% uninsured/uncollateralized deposits ▪ Access to over $500 million in liquidity including the newly created Bank Term Lending Fund ▪ Low interest rate sensitivity ▪ Diversified deposit and loan portfolios ▪ Long history of stable earnings ▪ Ability to provide FDIC coverage to consumers and businesses “The U.S. banking system is sound and resilient.” FOMC May 3, 2023

2022 Financial Highlights $25.0 Million Net Income (1) $3.76 Diluted EPS (1) 1.39% ROAA (1) 19.94% ROATCE (1) 3.56% NIM ▪ Total assets increased by $118.3 million ▪ Consolidated net income (1) of $25.0 million ▪ Net interest income increased by 9.5% ▪ Strong asset quality ▪ Attractive efficiency ratio of 56.40% (1) (1) See Appendix for a reconciliation of these non - GAAP financial measures 8

Purpose - Driven Culture 9 ▪ Giving back to our community through contributions and volunteerism ▪ Expressing gratitude to our employees ▪ Aligning our associates with shareholders through a stock ownership program ▪ Increasing shareholder dividend Our purpose is to enrich the lives of our associates, customers, communities and shareholders through our vision of providing uncommon service and customized financial solutions.

First Quarter 2023 Financial Highlights $4.4 Million Net Income (1) $0.65 Diluted EPS (1) 0.94% * ROAA (1) 12.95% * ROATCE (1) 3.53% * NIM ▪ Total assets increased $89.3 million ▪ Consolidated net income (1) of $4.4 million ▪ Net interest income* increased by 8.6% ▪ Asset quality remains strong ▪ Efficiency ratio of 66.03% (1) (1) See Appendix for a reconciliation of these non - GAAP financial measure * 1Q2023 Annualized 10

11 Long - Term Growth Pre - Provision Net Revenue ($ in millions) (1) $17.8 $23.2 $30.8 $32.5 $6.3 2019 2020 2021 2022 1Q2023 +5.5% YoY (1) See Appendix for a reconciliation of these non - GAAP financial measures $1.85 $1.97 $3.54 $3.76 $0.65 2019 2020 2021 2022 1Q2023 +6.2% YoY Diluted Earnings per Share (1) Total Deposits ($ in millions) $1,142 $1,422 $1,469 $1,571 $1,591 2019 2020 2021 2022 1Q2023 +6.9% YoY Total Gross Loans, including PPP ($ in millions) $1,039 $1,168 $1,154 $1,279 $1,289 2019 2020 2021 2022 1Q2023 +10.8% YoY $114 PPP $8 PPP

12 Solid Profitability (1) See Appendix for a reconciliation of these non - GAAP financial measures 11.44% 11.92% 19.78% 19.94% 12.95% 2019 2020 2021 2022 1Q2023 Strategic Target 13% - 15% 0.93% 0.86% 1.35% 1.39% 0.94% 2019 2020 2021 2022 1Q2023 Strategic Target 1.35% - 1.65% Core ROAA (non - GAAP (1) ) Core ROATCE (non - GAAP (1) )

13 Total Shareholder Return Source: S&P Global Market Intelligence; includes price change and reinvested cash dividends (1) For the period ended March 31, 2023 (2) S&P U.S. SmallCap Banks (Industry Group) Index USD Total Return. 1 - Year 3 - Year 5 - Year FUNC - 22.67% 31.02% 1.50% S&P Bank Index (2) - 25.65% 51.13% - 5.55% 2022 Proxy Peers - 14.38% 31.28% 0.04%

14 Prudent Capital Management 16.29% 16.08% 15.89% 16.12% 16.15% 2019 2020 2021 2022 1Q 2023 11.77% 10.36% 10.80% 11.46% 11.47% 2019 2020 2021 2022 1Q 2023 12.79% 12.61% 12.50% 12.96% 12.82% 2019 2020 2021 2022 1Q 2023 15.17% 14.83% 14.64% 15.06% 14.90% 2019 2020 2021 2022 1Q 2023 CET1 Ratio Leverage Ratio Tier 1 Ratio Total Risk - Based Capital Ratio Regulatory Well - Capitalized 10% 5% 8% 6.5%

15 Tangible Capital Positions $16.17 $17.17 $19.61 $20.90 $21.01 2019 2020 2021 2022 1Q 2023 8.03% 6.97% 7.56% 7.59% 7.30% 2019 2020 2021 2022 1Q 2023 Tangible Book Value / Share TCE Ratio

16 Risk Drives Strategy Cyber - Security & Fraud Monitoring Asset Quality Capital Liquidity Management Interest Rate Sensitivity

Strategic Pillars & Key Objectives Culture & Human Capital Digital & Data Analytics Market Awareness, Expansion & Opportunities Effective use of technology, marketing and communications, and an environmental focus underlies all strategic priorities. 17

Strong Investor Relations & Shareholder Engagement Clear long - term strategic plan with performance targets x Dedicated Investor Relations contact x Investor conferences and prospective investor engagement x Investor presentations and periodic outreach to institutional and retail shareholders x 18

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20 Our Dedicated Management Team Carissa L. Rodeheaver Chairman of the Board, President & CEO 30+ year career with First United with in - depth industry, wealth management, financial and operational experience Jason B. Rush SVP & Chief Operating Officer 29 years with in - depth industry, retail, risk and compliance and operations experience Tonya K. Sturm SVP & Chief Financial Officer, Corp. Secretary & Treasurer 35+ years of banking, audit, credit, retail, risk and compliance and financial experience R.L. Fisher SVP & Chief Revenue Officer 25+years with in - depth industry, retail, commercial and mortgage banking experience Keith R. Sanders SVP & Chief Wealth Officer 30+ years specializing in wealth management, estate planning, trust administration and financial planning Our leadership team reflects the diversity of thought from the communities we serve, executes on our strategy and drives shareholder returns.

21 21 John F. Barr Independent Director Owner, Ellsworth Electric, Inc. Brian Boal Independent Director , Audit Chair Boal & Associates, PC Sanu Chadha Independent Director Managing Partner, M&S Consulting Christy DiPietro Independent Director Chartered Financial Analyst, Hidden Cove Advisory Patricia Milon Independent Director Principal, Milford Advisory Group, LLC I. Robert Rudy Independent Director President, I.R. Rudy’s, Inc. Marisa Shockley Independent Director , Compensation Chair Owner, Shockley, Inc. H. Andrew Walls, III Independent Director President, MPB Print & Sign Superstore Member, MEGBA, LLC Beth E. Moran Independent Director, The Law Offices of Beth E. Moran Carissa L. Rodeheaver Chairman of the Board, President & CEO First United Corporation and First United Bank & Trust Board of Directors

22 Thank You John McCullough Lead Independent Director

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Non-GAAP Reconciliation

This presentation includes certain non-GAAP financial measures, including pre-provision net revenue, net income, earnings per share (basic and diluted), return on average assets, return on average tangible common equity, tangible common equity, tangible assets, the ratio of tangible common equity to tangible assets, tangible book value per share, net interest margin, and efficiency ratio. These non-GAAP financial measures and any other non-GAAP financial measures that are discussed in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. The following is a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.

($000s, except where otherwise noted)	2019	2020	2021	2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	YTD 3/31/2023
Pre-Provision Net Revenue ("PPNR")										
Pre-tax income, as reported	$ 16,465	$ 17,788	$ 26,309	$ 33,181	$ 7,616	$ 7,136	$ 9,613	$ 8,816	$ 5,730	$ 5,730
Add back: Provision expense	1,320	5,401	(817)	(643)	(419)	624	(108)	(740)	543	543
Add back: FHLB penalty, gross	-	-	2,368	-	-	-	-	-		-
Add back: Contribution			1,000	-	-	-	-	-		-
Add back: Insurance reimbursement			(1,375)	-	-	-	-	-		-
Add back: Settlement expense, gross	-	-	3,300	-	-	-	-	-		-
Pre-Provision Net Revenue, as adjusted	**$ 17,785**	**$ 23,189**	**$ 30,785**	**$ 32,538**	**$ 7,197**	**$ 7,760**	**$ 9,505**	**$ 8,076**	**$ 6,273**	**$ 6,273**
Net Income										
Net income, as reported	$ 13,129	$ 13,841	$ 19,770	$ 25,048	$ 5,715	$ 5,428	$ 6,936	$ 6,969	$ 4,375	$ 4,375
Less: Preferred stock dividends	-	-	-	-	-	-				-
Net income, available to common shareholders,as reported (a)	$ 13,129	$ 13,841	$ 19,770	$ 25,048	$ 5,715	$ 5,428	$ 6,936	$ 6,969	$ 4,375	$ 4,375
Add Back: Impact of Tax Reform Act										
Add back: FHLB penalty, net of tax	-	-	1,790	-	-	-	-	-		-
Add back: Contribution, net of tax			770	-	-	-	-	-		-
Add back: Insurance reimbursement, net of tax			(1,059)	-	-	-	-	-		-
Add back: Settlement expense, net of tax	-	-	2,565	-	-	-	-	-		-
Net income, as adjusted (b)	**$ 13,129**	**$ 13,841**	**$ 23,836**	**$ 25,048**	**$ 5,715**	**$ 5,428**	**$ 6,936**	**$ 6,969**	**$ 4,375**	**$ 4,375**

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Non-GAAP Reconciliation, continued

($000s, except where otherwise noted)	2019	2020	2021	2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	YTD 3/31/2023
Weighted Average Common shares - basic (actual) (d)	7,110,022	7,003,955	6,710,463	6,649,740	6,627,564	6,650,256	6,658,392	6,662,751	6,675,181	6,675,181
Weighted Average Common shares - diluted (actual) (e)	7,110,022	7,013,164	6,716,587	6,661,055	6,636,156	6,661,061	6,668,787	6,678,218	6,697,102	6,697,102
Earnings Per Share - Basic										
Earnings Per Share - Basic, as reported (a)/(d)	$ 1.85	$ 1.98	$ 2.95	$ 3.77	$ 0.86	$ 0.82	$ 1.04	$ 1.05	$ 0.66	$ 0.66
Add Back: Impact of Tax Reform Act										
Add back: FHLB penalty, net of tax	-	-	0.27	-	-	-	-	-	-	-
Add back: Contribution, net of tax			0.12	-	-	-	-	-	-	-
Add back: Insurance reimbursement, net of tax			(0.16)	-	-	-	-	-	-	-
Add back: Settlement expense, net of tax	-	-	0.37	-	-	-	-	-	-	-
Earnings Per Share - Basic, as adjusted (b)/(d)	**$ 1.85**	**$ 1.98**	**$ 3.54**	**$ 3.77**	**$ 0.86**	**$ 0.82**	**$ 1.04**	**$ 1.05**	**$ 0.66**	**$ 0.66**
Earnings Per Share - Diluted										
Earnings Per Share - Diluted, as reported (a)/(e)	$ 1.85	$ 1.97	$ 2.95	$ 3.76	$ 0.86	$ 0.82	$ 1.04	$ 1.04	$ 0.65	$ 0.65
Add Back: Impact of Tax Reform Act										
Add back: FHLB penalty, net of tax	-	-	0.27	-	-	-	-	-	-	-
Add back: Contribution, net of tax			0.12	-	-	-	-	-	-	-
Add back: Insurance reimbursement, net of tax			(0.16)	-	-	-	-	-	-	-
Add back: Settlement expense, net of tax	-	-	0.37	-	-	-	-	-	-	-
Earnings Per Share - Diluted, as adjusted (b)/(e)	**$ 1.85**	**$ 1.97**	**$ 3.54**	**$ 3.76**	**$ 0.86**	**$ 0.82**	**$ 1.04**	**$ 1.04**	**$ 0.65**	**$ 0.65**

25

Non-GAAP Reconciliation, continued

($000s, except where otherwise noted)	2019	2020	2021	2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	YTD 3/31/2023
Return on Average Assets (quarter and YTD annualized)										
Average Assets (c)	$ 1,418,928	$ 1,613,669	$ 1,765,148	$ 1,801,711	$ 1,769,234	$ 1,770,601	$ 1,819,732	$ 1,845,275	$ 1,892,111	$ 1,892,111
Return on Average Assets, as reported (a)/(c)	0.93%	0.86%	1.12%	1.39%	1.31%	1.23%	1.51%	1.50%	0.94%	0.94%
Add Back: Impact of Tax Reform Act										
Add back: FHLB penalty, net of tax	-	-	0.10%	0.00%	-	-	-	-	-	-
Add back: Contribution, net of tax			0.04%	0.00%	-	-	-	-	-	-
Add back: Insurance reimbursement, net of tax			-0.06%	0.00%	-	-	-	-	-	-
Add back: Settlement expense, net of tax	-	-	0.15%	0.00%	-	-	-	-	-	-
Return on Average Assets, as adjusted (b)/(c)	**0.93%**	**0.86%**	**1.35%**	**1.39%**	**1.31%**	**1.23%**	**1.51%**	**1.50%**	**0.94%**	**0.94%**
Return on Average Common Stockholders' Equity										
Return on Average Tangible Common Stockholders' Equity										
Average common stockholders' equity (f)	$ 125,774	$ 127,101	$ 132,550	$ 137,685	$ 140,517	$ 136,039	$ 135,186	$ 140,224	$ 149,416	$ 149,416
Average common stockholders' equity, as adjusted	125,774	127,101	132,550	137,685	140,517	136,039	135,186	140,224	149,416	149,416
Less: Average goodwill and intangibles	11,004	11,004	11,004	12,043	12,034	11,965	11,913	12,225	12,405	12,405
Average tangible common equity (g)	**$ 114,770**	**$ 116,097**	**$ 121,546**	**$ 125,642**	**$ 128,483**	**$ 124,074**	**$ 123,273**	**$ 127,999**	**$ 137,011**	**$ 137,011**
Return on average common stockholders' equity, as reported (a)/(f)	10.44%	10.89%	14.92%	18.19%	16.27%	15.96%	20.52%	19.88%	11.87%	11.87%
Add back: FHLB penalty, net of tax	-	-	1.47%	0.00%	-	-	-	-	-	-
Add back: Contribution			0.63%	0.00%		-	-	-	-	-
Add back: Insurance reimbursement			-1.15%	0.00%		-	-	-	-	-
Add back: Settlement expense, net of tax			2.11%	0.00%		-	-	-	-	-
Return on average common stockholders' equity, as adjusted (b)/(f)	**10.44%**	**10.89%**	**17.98%**	**18.19%**	**16.27%**	**15.96%**	**20.52%**	**19.88%**	**11.87%**	**11.87%**
Return on average tangible common equity, as reported (a)/(g)	11.44%	11.92%	16.27%	19.94%	17.79%	17.55%	22.32%	21.60%	12.95%	12.95%
Add Back: Impact of Tax Reform Act				0.00%	-	-	-	-	-	-
Add back: FHLB penalty, net of tax	-	-	1.47%	0.00%	-	-	-	-	-	-
Add back: Contribution			0.63%	0.00%	-	-	-	-	-	-
Add back: Insurance reimbursement			-0.87%	0.00%	-	-	-	-	-	-
Add back: Settlement expense, net of tax	-	-	2.11%	0.00%	-	-	-	-	-	-
Return on average tangible common equity, as adj (b)/(g)	**11.44%**	**11.92%**	**19.61%**	**19.94%**	**17.79%**	**17.55%**	**22.32%**	**21.60%**	**12.95%**	**12.95%**

26

Non-GAAP Reconciliation, continued

($000s, except where otherwise noted)	2019	2020	2021	2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	YTD 3/31/2023
Tangible Book Value per Common Share										
Total common equity, as reported (h)	$ 125,940	$ 131,047	$ 141,900	$ 151,793	$ 137,078	$ 132,892	$ 132,044	$ 151,793	$ 152,868	$ 152,868
Less: Goodwill and intangibles	11,004	11,004	12,052	12,433	12,000	11,947	11,895	12,433	12,350	12,350
Total tangible common equity (i)	**$ 114,936**	**$ 120,043**	**$ 129,848**	**$ 139,360**	**$ 125,078**	**$ 120,945**	**$ 120,149**	**$ 139,360**	**$ 140,518**	**$ 140,518**
Common shares outstanding - basic (actual) (j)	7,110,022	6,992,911	6,620,955	6,666,428	6,637,979	6,656,395	6,659,390	6,666,428	6,688,710	6,688,710
Tangible book value per basic common share (i)/(j)	**$ 16.17**	**$ 17.17**	**$ 19.61**	**$ 20.90**	**$ 18.84**	**$ 18.17**	**$ 18.04**	**$ 20.90**	**$ 21.01**	**$ 21.01**
Tangible common equity to tangible assets ("TCE Ratio")										
Total assets, as reported (k)	1,442,966	1,733,414	1,729,838	1,848,169	1,760,325	1,752,455	1,803,642	1,848,169	1,937,442	1,937,442
Less: Goodwill	11,004	11,004	12,052	12,433	12,000	11,947	11,895	12,433	12,350	12,350
Total tangible assets (l)	$ 1,431,962	$ 1,722,410	$ 1,717,786	$ 1,835,736	$ 1,748,325	$ 1,740,508	$ 1,791,747	$ 1,835,736	$ 1,925,092	$ 1,925,092
Tangible common equity to tangible assets (k)/(l)	**8.03%**	**6.97%**	**7.56%**	**7.59%**	**7.15%**	**6.95%**	**6.71%**	**7.59%**	**7.30%**	**7.30%**
Net interest margin (tax equivalent)										
Net interest income	$ 46,391	$ 48,546	$ 52,542	$ 57,631	$ 13,341	$ 13,971	$ 15,139	$ 15,180	$ 14,516	$ 14,516
Tax equivalent adjustment	868	917	939	940	241	236	232	231	227	227
Tax equivalent net interest income (m)	$ 47,259	$ 49,463	$ 53,481	$ 58,571	$ 13,582	$ 14,207	$ 15,371	$ 15,411	$ 14,743	$ 14,743
Average earning assets (n)	$ 1,285,019	$ 1,480,165	$ 1,629,299	$ 1,647,151	$ 1,619,585	$ 1,619,037	$ 1,665,355	$ 1,683,139	$ 1,692,998	$ 1,692,998
Net interest margin (tax equivalent) (m)/(n)	**3.68%**	**3.34%**	**3.28%**	**3.56%**	**3.40%**	**3.52%**	**3.66%**	**3.63%**	**3.53%**	**3.53%**
Efficiency Ratio										
Noninterest expense, as reported	$ 45,389	$ 43,934	$ 47,764	$ 43,145	$ 10,578	$ 10,637	$ 10,336	$ 11,594	$ 12,638	$ 12,638
Less: FHLB penalty, gross			(2,368)	-	-	-	-	-	-	-
Less: Contribution			(1,000)	-	-	-	-	-	-	-
Less: Settlement expense	-	-	(3,300)	-	-	-	-	-	-	-
Noninterest expense, adjusted (o)	$ 45,389	$ 43,934	$ 41,096	$ 43,145	$ 10,578	$ 10,637	$ 10,336	$ 11,594	$ 12,638	$ 12,638
Net interest income	$ 46,391	$ 48,546	$ 52,542	$ 57,631	$ 13,341	$ 13,971	$ 15,139	$ 15,180	$ 14,516	$ 14,516
Noninterest income	16,783	18,577	20,714	17,906	4,403	4,420	4,604	4,479	4,394	4,394
Less: Insurance reimbursement	-	-	(1,375)	-	-	-				-
Tax equivalent adjustment	868	917	939	940	241	236	232	231	227	227
Total tax equivalent revenue (p)	$ 64,042	$ 68,040	$ 72,820	$ 76,477	$ 17,985	$ 18,627	$ 19,975	$ 19,890	$ 19,137	$ 19,137
Efficiency ratio, as adjusted (o)/(p)	**70.87%**	**64.57%**	**56.44%**	**56.41%**	**58.81%**	**57.10%**	**51.73%**	**58.28%**	**66.03%**	**66.03%**

27